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                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)


                                                                 Three Months Ended             Six Months Ended
                                                                      June 30                       June 30
                                                             ---------------------------   ---------------------------
                                                                1999           1998           1999           1998
                                                             ------------   ------------   ------------   ------------

Earnings Before Extraordinary Item                           $   122,387    $   116,950    $   242,755    $   227,031
Extraordinary Item, Net of Tax                                       -0-            -0-            -0-         (7,710)
                                                             ------------   ------------   ------------   ------------
Net Earnings                                                 $   122,387    $   116,950    $   242,755    $   219,321
                                                             ============   ============   ============   ============

Weighted Average Shares                                       55,888,459     57,338,227     56,232,804     57,233,046
    Add:   Options outstanding at period end                   1,842,305      1,971,505      1,842,305      1,971,505
    Less:  Shares assumed purchased back with
           proceeds of options exercised                       1,298,359      1,199,485      1,307,274      1,235,174
                                                             ------------   ------------   ------------   ------------
Diluted Average Shares Outstanding                            56,432,405     58,110,247     56,767,835     57,969,377
                                                             ============   ============   ============   ============

Basic Earnings Per Share Calculation:
  Basic Earnings Per Share Before Extraordinary Item          $     2.19     $     2.04     $     4.32     $     3.96
  Extraordinary Item, Net of Tax                                    0.00           0.00           0.00           (.13)
                                                             ------------   ------------   ------------   ------------
  Basic Earnings Per Share                                    $     2.19     $     2.04     $     4.32     $     3.83
                                                             ============   ============   ============   ============

Diluted Earnings Per Share Calculation:
  Diluted Earnings Per Share Before Extraordinary Item        $     2.17     $     2.01     $     4.28     $     3.91
  Extraordinary Item, Net of Tax                                    0.00           0.00           0.00           (.13)
                                                             ------------   ------------   ------------   ------------
  Diluted Earnings Per Share                                  $     2.17     $     2.01     $     4.28     $     3.78
                                                             ============   ============   ============   ============
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